UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2013

BIOJECT MEDICAL TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-15360

Oregon	93-1099680
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

7180 SW Sandburg St., Suite 100 Tigard, Oregon	97223
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (503) 692-8001

Former name or former address if changed since last report:

No Change

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On January 24, 2013, Bioject Medical Technologies Inc. (the “Company”) entered into a Purchase Agreement (the “Agreement”) with each of Life Sciences Opportunities Fund II, L.P., Life Sciences Opportunities Fund (Institutional) II, L.P. (collectively, “LOF”), Edward Flynn and Mark Logomasini (Messrs. Flynn and Logomasini and LOF, each a “Purchaser” and collectively, the “Purchasers”) for the purchase of an aggregate of 99,455 shares of its Series H Convertible Preferred Stock (the “Series H Preferred Stock”) at a price of $10.00 per share. Gross proceeds from the sale were $994,550, payable by payment of $850,000 in cash and the cancellation of the $125,000 outstanding principal amount of and $19,550 accrued interest through January 24, 2013, on two Convertible Promissory Notes, dated June 29, 2011, issued by the Company to Messrs. Flynn and Logomasini, along with the cancellation of 131,580 related warrants for 131,580 shares of common stock, no par value, of the Company (“Common Stock”), held by Messrs Flynn and Logomasini. Each share of Series H Preferred Stock is convertible, at any time at the option of the holder, into shares of Common Stock at a conversion rate of $0.035 (subject to anti-dilution adjustments) or approximately 285.71 shares. In consideration of the Agreement, on January 24, 2013, Albert Hansen and Ralph Makar tendered Convertible Promissory Notes dated June 29, 2011, issued by the Company to Messrs. Hansen and Makar, aggregating $115,645.16 in principal and accrued interest, for repayment by the Company, along with 105,264 related warrants for 105,264 shares of Common Stock, for cancellation.

Mr. Flynn is a director of the Company and, prior to this Agreement, held 1,616,160 shares of Common Stock and 7,842 shares of Series F Convertible Preferred Stock of the Company (“Series F Preferred Stock”) convertible into 784,200 shares of Common Stock of the Company and 4,935 shares of Series G Convertible Preferred Stock of the Company (“Series G Preferred Stock”) convertible into 493,500 shares of Common Stock.

The Company entered into a Registration Rights Agreement, dated January 24, 2013 (the “Registration Rights Agreement”), between the Company, the Purchasers and holders of Series D Convertible Preferred Stock of the Company (“Series D Preferred Stock”), Series E Convertible Preferred Stock of the Company (“Series E Preferred Stock”), the Series F Preferred Stock and the Series G Convertible Stock. The Registration Rights Agreement supersedes the Registration Rights Agreement, dated December 18, 2009, between the Company and holders of Series G Preferred Stock, the Registration Rights Agreement, dated January 22, 2008, between the Company and holders of Series F Preferred Stock; Article 6 of the Securities Purchase Agreement, dated as of March 8, 2006, between the Company and the holders of Series E Preferred Stock; and the Registration Rights Agreement, dated November 15, 2004, between the Company and holders of Series D Preferred Stock. Under the Registration Rights Agreement, we have agreed to file a registration statement under the Securities Act of 1933 to register the underlying Common Stock issued or issuable upon conversion of the Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock and Series H Preferred Stock under the Securities Act of 1933 within 180 days of demand by the majority of holders of registrable securities (as defined therein). The Registration Rights Agreement also grants the parties to the Registration Rights Agreement piggy-back registration rights.

Pursuant to the Agreement, the Company has agreed to conduct an exchange offer, as soon as practicable, to the existing holders of Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock (the “Lettered Stock”), for a new series of preferred stock (the “New Series”). The New Series would not be convertible into Common Stock, would not have voting rights and would not have a regular dividend. The New Series would have a mandatory redemption date of August 1, 2015, for the current stated value of the Lettered Stock. The New Series would also retain all the liquidation preferences and protective provisions of the Lettered Stock. If the mandatory redemption payment is not made, the New Series will begin accruing a penalty dividend of four percent, (4%) payable in cash or additional New Series stock. In addition, the Purchasers will be offered the right to exchange the Series H Preferred Stock for the New Series at any time prior to August 1, 2015. Any additional terms and conditions of the foregoing are subject to the approval of the Board of Directors of the Company, in the exercise of its fiduciary duty to all shareholders of the Company.

Item 1.02 Termination of a Material Definitive Agreement

The issuance and sale of the Series H Preferred Stock to the Purchasers, as described in Item 1.01, is in full repayment and termination of $225,000 principal amount of Convertible Promissory Notes, and $35,201.61 accrued interest and 236,844 Warrants issued on June 29, 2011 and December 29, 2011, through exchange of the Notes and Warrants for Series H Preferred Stock or through repayment of the Notes with proceeds from the issuance of the Series H Preferred Stock.

Item 3.02 Unregistered Sales of Equity Securities

As discussed in Item 1.01 above, on January 24, 2013, the Company issued 99,455 shares of Series H Preferred Stock. Gross proceeds from the sale were $994,550 payable by the payment of $850,000 in cash and the cancellation of the $125,000 outstanding principal amount of and $19,550 accrued interest through January 24, 2013 on two Convertible Promissory Notes, dated June 29, 2011, issued by the Company to Messrs. Flynn and Logomasini, along with the cancellation of 131,580 related warrants for 131,580 shares of Common Stock, held by Messrs Flynn and Logomasini.

The Series H Preferred Stock may be converted into Common Stock. The initial conversion rate for one share of Series H Preferred is $0.035 (subject to anti-dilution adjustments) or approximately 285.71 shares. The conversion rights associated with the Series H Preferred Stock are more fully described under Item 5.03 below.

These issuances of securities were exempt from registration under the Securities Act of 1933, as amended (the “Act”), pursuant to Rule 506 thereunder, among other exemptions, on the basis that the purchasers of the securities in these issuances are accredited investors.

Item 3.03 Material Modification to Rights of Security Holders

As a result of certain rights and preferences of the Series H Preferred Stock set forth in the Articles of Amendment referenced under Item 5.03 below, the rights of the holders of Common Stock have been qualified in certain respects. The Series H Preferred Stock has certain dividend, voting, liquidation, and conversion rights more fully described under Item 5.03 below. In addition, because of the convertible nature of the Series H Preferred Stock, holders of Common Stock may have their ownership interests diluted should the Series H Preferred Stock be converted into shares of Common Stock. The conversion rights associated with the Series H Preferred Stock are more fully described under Item 5.03 below.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On January 18, 2013, the Company amended its Restated Articles of Incorporation to designate 225,000 shares of its authorized preferred stock as Series H Preferred Stock. A copy of the Articles of Amendment is attached to this current report as Exhibit 3.1 and is incorporated herein. A description of the material rights and preferences of the Series H Preferred Stock is set forth below, but this description is qualified in its entirety by reference to the Articles of Amendment attached hereto. The Series H Preferred Stock is entitled to:

•

Receive on a pari passu basis with the holders of Common Stock, as if the Series H Preferred Stock had been converted into Common Stock immediately before the applicable record date, cash dividends at the same rate and in the same amount per share as any and all dividends declared and paid upon the then outstanding shares of Common Stock;

•

Receive, in the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Company and before any payment is made in respect of the Common Stock, the Series G Preferred Stock, the Series F Preferred Stock, Series E Preferred Stock, or the Series D Preferred Stock, an amount per share of Series H Preferred Stock equal to $10.00 (as adjusted for any stock dividends, combinations, splits, recapitalizations, and the like), plus all accrued but unpaid dividends thereon to the date fixed for distribution (if the Company’s assets available for distribution to shareholders are insufficient to pay the holders of Series H Preferred Stock the full amount to which they are entitled, then all the assets available for distribution to the Company’s shareholders shall be distributed ratably first to the holders of the Series H Preferred Stock);

•

Be convertible, at any time at the option of the holder, into Common Stock at a conversion rate of one share of Series H Preferred Stock being convertible into the number shares of Common Stock (subject to anti-dilution adjustments) obtained by dividing $10.00 by $.035, or approximately 285.71 shares of Common Stock;

•

One vote for each share of Common Stock into which Series H Preferred Stock could then be converted and with respect to such vote, full voting rights, and powers equal to the voting rights and powers of the holders of Common Stock;

•	For so long as 100,000 shares of Series H Preferred Stock are outstanding, nominate two persons for election to the Board of Directors of the Company.

•

Consent rights with respect to certain extraordinary transactions, including (i) any increase in the number of shares of Common Stock reserved for issuance under the Company’s 1992 Stock Incentive Plan in excess of 5,400,000 shares, or any reservation or issuance of shares of Common Stock to employees or directors of the Company under any stock incentive plan or agreement not in effect on January 17, 2013 and (ii) any prepayment of indebtedness for borrowed money; and

•	Registration rights with respect to the shares of Common Stock issuable upon conversion of such shares of Series H Preferred Stock.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

The following exhibits are filed herewith and this list is intended to constitute the exhibit index:

3.1	Articles of Amendment to 2002 Restated Articles of Incorporation dated January 17, 2013 and filed in Oregon on January 18, 2013.

10.1	Series H Convertible Preferred Stock Purchase Agreement dated January 24, 2013 between Bioject Medical Technologies Inc., Life Sciences Opportunities Fund II, L.P., Life Sciences Opportunities Fund (Institutional) II, L.P., Edward Flynn and Mark Logomasini.

10.2	Registration Rights Agreement dated January 24, 2013 between Bioject Medical Technologies, Inc., Life Sciences Opportunities Fund II, L.P., Life Sciences Opportunities Fund (Institutional) II, L.P., Edward Flynn, Mark Logomasini and the Investors listed on Exhibit A thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 29, 2013	BIOJECT MEDICAL TECHNOLOGIES INC. (Registrant)

/s/ Christine Farrell
Christine Farrell
Vice President of Finance (Principal Financial Officer)

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